EXHIBIR 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 PROPALMS, INC.

         The undersigned subscriber to these Articles of Incorporation hereby forms a corporation under the Nevada Business Corporations Act pursuant to NRS 78.


                                    ARTICLE I
                               Name of Corporation
                               -------------------

         The name of the corporation is:

                                 Propalms, Inc.


                                   ARTICLE II
                            Commencement of Business
                            ------------------------

         The existence of the corporation will commence on the date of filing of these Articles of Incorporation.


                                   ARTICLE III
                                     Purpose
                                     -------

         This corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.


                                   ARTICLE IV
                                  Capital Stock
                                  -------------

         The maximum number of shares of stock that the corporation is authorized to have outstanding at any one time is five hundred million (500,000,000) shares of Common Stock, par value $.0001 per share. The consideration to be paid for each share shall be fixed by the board of directors, and such consideration may consist of any intangible or tangible property or benefit to the corporation, with a value, in the judgment of the board of directors, deemed appropriate.


                                    ARTICLE V
                                Term of Existence
                                -----------------

         This corporation is to exist perpetually.

                                   ARTICLE VI
                           Principal Place of Business

         The initial street address of the principal office of this corporation is Unit 7, The Maltings, Castlegate, Malton, N. Yorkshire,U.K.YO177DP. The Board of Directors may, from time to time, move the principal office to any other address.


                                   ARTICLE VII
                                  Incorporator
                                  ------------

         The name and street address of the incorporator is:

         Name                                                Address
         ----                                                -------

J. Bennett Grocock                                 255 S. Orange Ave., Ste.1201
                                                   Orlando, Florida  32801


         The incorporator of this corporation assigns to this corporation his rights under Nevada Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                                  ARTICLE VIII
                           Initial Board of Directors
                           --------------------------

         The corporation shall have one (1) director initially. The name and address of the initial director is as follows:

         Name                                             Address
         ----                                             -------

Robert Zysblat                                Unit 7, The Maltings, Castlegate,
                                              Malton,  N. Yorkshire, YO177DP  UK


                                   ARTICLE IX
                          Initial Registered Office and
                          -----------------------------
                                Registered Agent
                                ----------------

         The initial designation of the registered office of this corporation is The Corporation Trust Company of Nevada, and the registered agent at this address is 6100 Neil Rd, Ste 500, Reno, NV 89511.

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


                                    ARTICLE X
                                   Amendments
                                   ----------

         These Articles of Incorporation may be amended in the manner provided by law.

         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal this 8th day of December, 2006.


                                            /s/  J. Bennett Grocock
                                            -----------------------------------
                                                 J. Bennett Grocock,
                                                 Incorporator

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


                           CERTIFICATE OF DESIGNATION
                                       OF
                                REGISTERED AGENT


Pursuant to Section NRS 78, Nevada Statutes, the following is submitted:


That Propalms, Inc., desiring to organize under the laws of the State of Nevada with its registered office, as indicated in the Articles of Incorporation, has named Corporation Trust Company of Nevada, City of Reno, State of Nevada, as its agent to accept service of process within this state.


                                 ACKNOWLEDGMENT

Having been named as registered agent to accept service of process for the corporation named above, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in that capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                            REGISTERED AGENT:

                                            /s/  Peter F. Souza
                                            -----------------------------------

                                        By:      Peter F. Souza, Asst. Secretary
                                                 The Corporation Trust Company
                                                 of Nevada


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